UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):
November 17, 2011 (November 14, 2011)
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MAGNUM HUNTER RESOURCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32997 (Commission File Number)	86-0879278 (I.R.S. Employer Identification Number)
777 Post Oak Boulevard, Suite 650

Houston, Texas 77056

(Address of principal executive offices, including zip code)

(832) 369-6986

(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Effective November 14, 2011, Magnum Hunter Resources Corporation, a Delaware corporation (the “Company”), entered into Executive Change in Control Retention Agreements with certain officers of the Company and its subsidiaries (collectively, the “Change in Control Agreements”). These officers include the following executive officers of the Company and its subsidiaries: Gary C. Evans, Chairman and Chief Executive Officer; Ronald D. Ormand, Executive Vice President and Chief Financial Officer; James W. Denny III, President of Triad Hunter, LLC; H.C. “Kip” Ferguson, President of Eagle Ford Hunter, Inc.; Glenn Dawson, President of Williston Hunter, Inc.; and Brian G. Burgher, Senior Vice President of Land (collectively, the “Executive Officers”).

The Change in Control Agreements with the Executive Officers provide that if the Company terminates the employment of the Executive Officer without “cause” (as defined in the Change in Control Agreements) or the Executive Officer terminates his employment for “good reason” (as defined in the Change in Control Agreements) within two years following a “change in control” (as defined below), the Executive Officer will receive an amount equal to the sum of (i) 200% of the greater of the Executive Officer’s annual base salary in effect immediately prior (x) to the “change in control” or (y) his termination of employment, plus (ii) 200% of (x) the Executive Officer’s maximum bonus opportunity or (y) the Executive Officer’s annual base salary if the bonus opportunity for such Executive Officer had not been set (the “Severance Payment”).  The Executive Officer will also be entitled to receive medical benefits for a period of twenty-four months following the date of such termination.

The Company is obligated to make the Severance Payments in one lump sum, in cash, 60 days after the Executive Officer’s separation from service, subject to deferral required by Section 409A of the Internal Revenue Code.  The Executive Officers who are also parties to Employment Agreements (the “Employment Agreements”) with the Company dated May 22, 2009 (Gary C. Evans, Ronald D. Ormand and H.C. “Kip” Ferguson) have agreed to waive their right to certain payments following an involuntary separation that follows a “change in control” as provided in their respective Employment Agreements once they become entitled to the Severance Payment as described above.  Except as otherwise provided in the Employment Agreements, if any payments made under the Change in Control Agreements would be subject to the excise tax on “excess parachute payments” imposed by Section 4999 of the Internal Revenue Code, the payments will be scaled back until they are no longer subject to such excise tax.

The Change in Control Agreements with the Executive Officers also provide that immediately upon a “change in control” all of the Executive Officer’s outstanding awards under the Company’s Stock Incentive Plan, including unvested stock options, stock appreciation rights, and any other equity-based compensation awards will immediately vest in full and any award subject to a performance standard, objective or goal, either for the Company or the Executive Officer, that has not been satisfied immediately prior to the “change in control” will be deemed to have been met at 100%.

A “change in control” is defined to generally include (i) a sale, lease, exchange or other transfer, directly or indirectly, of all or substantially all of the Company’s assets, (ii) stockholder approval of any plan to liquidate or dissolve the Company, (iii) the acquisition of at least 20% of the total voting power of the Company’s stock unless such transaction is approved by the Company’s Board of Directors, (iv) the acquisition of at least 50% of the total voting power of the Company’s stock (regardless of whether the transaction is approved by the Company’s Board of Directors), (v) certain mergers involving the Company, or (vi) a majority of the Company’s Board of Directors are replaced by individuals whose appointment or election was not endorsed by a majority of the board of directors prior to the date of the appointment or election.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: November 17, 2011	/s/ Gary C. Evans
Gary C. Evans,
Chairman and Chief Executive Officer